Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2021 RESULTS

Third Consecutive Quarter of Double-Digit SMB Growth Year over Year

Board Authorizes Incremental Repurchase of up to 3,000,000 Shares

SAN JOSE, California – October 27, 2021 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the third quarter ended October 3, 2021.

•	Third quarter 2021 net revenue of $290.2 million, within guidance, a decrease of 23.3% from the comparable prior year quarter.
•	Third quarter 2021 GAAP operating income of $12.9 million, or 4.5% of net revenue, as compared to $32.2 million, or 8.5% of net revenue, in the comparable prior year quarter.
◦	Third quarter 2021 non-GAAP operating income of $19.5 million, or 6.7% of net revenue, above guidance, as compared to $41.4 million, or 10.9% of net revenue, in the comparable prior year quarter.
•	Third quarter 2021 GAAP net income per diluted share of $0.31, as compared to $0.83 in the comparable prior year quarter.
◦	Third quarter 2021 non-GAAP net income per diluted share of $0.50, as compared to $1.13 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We delivered third quarter topline revenue within our guidance and came in above guidance on non-GAAP operating margin, primarily due to the performance of our SMB business. Although SMB products remained significantly supply constrained, we achieved SMB revenue growth of 3.4% quarter over quarter and 33% growth year over year. On the CHP side, the consumer retail WiFi market grew 15% above 2019 levels, which is lower than our prior expectations.”

Mr. Lo continued, “NETGEAR’s focus on premium WiFi, a higher margin segment of the market, remains our core long-term thesis as we enable the work from anywhere and hybrid work infrastructure of businesses and homes worldwide. We continue to see meaningful growth in our $1,000 and above high-end WiFi mesh systems. The recent introduction of our $1,500 Quadband WiFi 6E Orbi received enthusiastic support from the market, further validating our strategy of providing leading edge, uncompromising WiFi experiences to consumers. This super premium segment is a burgeoning opportunity that we intend to aggressively cultivate in the coming years, and it presents fertile ground with which to attach premium subscription services such as network security. We reached 552,000 paid subscription services at the end of Q3, and remain confident that we will reach our first major milestone of one million subscribers within the next three years. On the SMB front, we remain excited by the momentum of our ProAV switching business. As high-quality AV production and transmission move from analog to digital IP-based over ethernet connections, the number of applications of this technology increase, such as virtual studio production and digital umpiring. We believe this greenfield opportunity, together with the rise in sophisticated home office settings, will propel growth in our SMB business in the years to come.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “During the third quarter of 2021, we repurchased approximately 953,000 shares of common stock for $32.5 million. In addition, our Board of Directors has authorized the repurchase of up to an incremental 3,000,000 shares of the Company’s common stock, or approximately 10% of outstanding shares. We are confident in our ability to generate meaningful levels of cash, and plan to continue to opportunistically repurchase shares in future quarters.”

Business Outlook

Mr. Murray continued, “We face a number of near-term headwinds, starting with lengthening product transit times due to numerous disruptions on the logistics front, which are impacting many industries. We are also seeing logistics costs rapidly increasing with ocean freight costs currently standing at eight times normal historical rates. In the third quarter, we worked with our retail channel partners to optimize their inventory levels.  With the U.S. consumer WiFi market growth coming in below our prior expectations, these activities will continue into Q4.  Additionally, we expect lower service provider revenue, which will be impacted by supply availability. All of this is expected to result in a sequential decline in revenue for the CHP business. In addition, revenue for our SMB business will continue to face supply constraints, limiting our ability to achieve its full topline potential. Together, these factors lead us to expect our fourth quarter net revenue to be in the range of $250 million to $265 million. With reduced leverage from our topline compounded with freight costs increasing significantly relative to Q3’21 and far above historical levels, our GAAP operating margin for the fourth quarter is expected to be in the range of (0.5)% to 0.5%, and non-GAAP operating margin is expected to be in the range of 2.0% to 3.0%. Our GAAP tax rate is expected to be approximately 80.0%, and our non-GAAP tax rate is expected to be 26.5% for the fourth quarter of 2021. While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic and deteriorating supply chain conditions, and should unforeseen events occur, in particular challenges related to closure of our manufacturing partners operations, increased transportation delays into any of our regional distribution centers, or greater than expected freight or component costs, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2021
	Operating Margin Rate	Tax Rate

GAAP	(0.5)% - 0.5%	80.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.1%	-
Stock-based compensation expense	2.4%	-
Non-GAAP tax adjustments	-	(53.5)%
Non-GAAP	2.0% - 3.0%	26.5%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2021 today, Wednesday, October 27, 2021 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2021 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to respond to this demand; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 27, 2021, filed with the Securities and Exchange Commission on July 30, 2021. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	October 3, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$283,267	$346,460
Short-term investments	8,928	6,858
Accounts receivable, net	266,526	337,052
Inventories	305,129	172,112
Prepaid expenses and other current assets	36,150	30,696
Total current assets	900,000	893,178
Property and equipment, net	14,729	16,080
Operating lease right-of-use assets, net	25,157	29,411
Intangibles, net	1,992	3,899
Goodwill	80,721	80,721
Other non-current assets	76,486	82,750
Total assets	$1,099,085	$1,106,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,113	$90,902
Accrued employee compensation	22,365	35,020
Other accrued liabilities	230,176	218,375
Deferred revenue	15,732	13,458
Income taxes payable	1,785	7,318
Total current liabilities	345,171	365,073
Non-current income taxes payable	20,740	19,174
Non-current operating lease liabilities	20,633	25,512
Other non-current liabilities	3,685	6,896
Total liabilities	390,229	416,655
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	916,678	882,709
Accumulated other comprehensive income (loss)	11	(35)
Accumulated deficit	(207,863)	(193,320)
Total stockholders’ equity	708,856	689,384
Total liabilities and stockholders’ equity	$1,099,085	$1,106,039

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

Net revenue	$290,150	$308,811	$378,114	$916,886	$888,129
Cost of revenue	203,309	215,455	264,620	625,748	627,093
Gross profit	86,841	93,356	113,494	291,138	261,036
Gross margin	29.9%	30.2%	30.0%	31.8%	29.4%
Operating expenses:
Research and development	23,472	22,586	24,529	69,887	65,412
Sales and marketing	36,176	35,740	39,794	109,731	107,209
General and administrative	14,056	15,623	16,467	45,084	45,082
Other operating expenses (income), net	222	(2,097)	538	690	1,631
Total operating expenses	73,926	71,852	81,328	225,392	219,334
Income from operations	12,915	21,504	32,166	65,746	41,702
Operating margin	4.5%	7.0%	8.5%	7.2%	4.7%
Other income (expense), net	(132)	699	(417)	15	(4,378)
Income before income taxes	12,783	22,203	31,749	65,761	37,324
Provision for income taxes	3,199	4,369	6,214	15,383	9,979
Net income	$9,584	$17,834	$25,535	$50,378	$27,345

Net income per share:
Basic	$0.32	$0.58	$0.85	$1.65	$0.92
Diluted	$0.31	$0.57	$0.83	$1.61	$0.90

Weighted average shares used to compute net income per share:
Basic	30,301	30,574	30,037	30,495	29,746
Diluted	30,798	31,464	30,741	31,356	30,341

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

GAAP gross profit	$86,841	$93,356	$113,494	$291,138	$261,036
GAAP gross margin	29.9%	30.2%	30.0%	31.8%	29.4%
Amortization of intangibles	145	178	179	502	536
Stock-based compensation expense	430	362	923	1,626	3,129
Non-GAAP gross profit	$87,416	$93,896	$114,596	$293,266	$264,701
Non-GAAP gross margin	30.1%	30.4%	30.3%	32.0%	29.8%

GAAP research and development	$23,472	$22,586	$24,529	$69,887	$65,412
Stock-based compensation expense	(1,414)	(1,272)	(1,138)	(3,832)	(3,879)
Non-GAAP research and development	$22,058	$21,314	$23,391	$66,055	$61,533

GAAP sales and marketing	$36,176	$35,740	$39,794	$109,731	$107,209
Amortization of intangibles	—	—	(1,291)	(1,266)	(3,972)
Stock-based compensation expense	(2,008)	(1,953)	(1,927)	(5,741)	(5,596)
Non-GAAP sales and marketing	$34,168	$33,787	$36,576	$102,724	$97,641

GAAP general and administrative	$14,056	$15,623	$16,467	$45,084	$45,082
Stock-based compensation expense	(2,358)	(3,315)	(3,230)	(8,873)	(10,122)
Non-GAAP general and administrative	$11,698	$12,308	$13,237	$36,211	$34,960

GAAP other operating expenses (income), net	$222	$(2,097)	$538	$690	$1,631
Change in fair value of contingent consideration	—	3,003	(187)	3,003	(276)
Restructuring and other charges	(222)	(886)	(329)	(3,378)	(1,311)
Litigation reserves, net	—	(20)	(22)	(315)	(44)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

GAAP total operating expenses	$73,926	$71,852	$81,328	$225,392	$219,334
Amortization of intangibles	—	—	(1,291)	(1,266)	(3,972)
Stock-based compensation expense	(5,780)	(6,540)	(6,295)	(18,446)	(19,597)
Change in fair value of contingent consideration	—	3,003	(187)	3,003	(276)
Restructuring and other charges	(222)	(886)	(329)	(3,378)	(1,311)
Litigation reserves, net	—	(20)	(22)	(315)	(44)
Non-GAAP total operating expenses	$67,924	$67,409	$73,204	$204,990	$194,134

GAAP operating income	$12,915	$21,504	$32,166	$65,746	$41,702
GAAP operating margin	4.5%	7.0%	8.5%	7.2%	4.7%
Amortization of intangibles	145	178	1,470	1,768	4,508
Stock-based compensation expense	6,210	6,902	7,218	20,072	22,726
Change in fair value of contingent consideration	—	(3,003)	187	(3,003)	276
Restructuring and other charges	222	886	329	3,378	1,311
Litigation reserves, net	—	20	22	315	44
Non-GAAP operating income	$19,492	$26,487	$41,392	$88,276	$70,567
Non-GAAP operating margin	6.7%	8.6%	10.9%	9.6%	7.9%

GAAP other income (expense), net	$(132)	$699	$(417)	$15	$(4,378)
Gain/loss on investments, net	166	(41)	842	174	5,372
Non-GAAP other income (expense), net	$34	$658	$425	$189	$994

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

GAAP net income	$9,584	$17,834	$25,535	$50,378	$27,345
Amortization of intangibles	145	178	1,470	1,768	4,508
Stock-based compensation expense	6,210	6,902	7,218	20,072	22,726
Change in fair value of contingent consideration	—	(3,003)	187	(3,003)	276
Restructuring and other charges	222	886	329	3,378	1,311
Litigation reserves, net	—	20	22	315	44
Gain/loss on investments, net	166	(41)	842	174	5,372
Non-GAAP tax adjustments	(1,026)	(1,971)	(912)	(5,413)	(4,201)
Non-GAAP net income	$15,301	$20,805	$34,691	$67,669	$57,381

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.31	$0.57	$0.83	$1.61	$0.90
Amortization of intangibles	0.00	0.01	0.05	0.06	0.15
Stock-based compensation expense	0.20	0.22	0.23	0.64	0.75
Change in fair value of contingent consideration	—	(0.10)	0.01	(0.10)	0.01
Restructuring and other charges	0.01	0.03	0.01	0.11	0.04
Litigation reserves, net	—	0.00	0.00	0.01	0.00
Gain/loss on investments, net	0.01	(0.00)	0.03	0.01	0.18
Non-GAAP tax adjustments	(0.03)	(0.07)	(0.03)	(0.18)	(0.14)
Non-GAAP net income per diluted share	$0.50	$0.66	$1.13	$2.16	$1.89

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	October 3, 2021	June 27, 2021	March 28, 2021	December 31, 2020	September 27, 2020

Cash, cash equivalents and short-term investments	$292,195	$335,319	$370,656	$353,318	$306,818
Cash, cash equivalents and short-term investments per diluted share	$9.49	$10.66	$11.65	$11.31	$9.98

Accounts receivable, net	$266,526	$290,598	$312,922	$337,052	$340,004
Days sales outstanding (DSO)	90	86	86	87	82

Inventories	$305,129	$251,764	$215,705	$172,112	$144,302
Ending inventory turns	2.7	3.4	3.8	5.9	7.3

Weeks of channel inventory:
U.S. retail channel	14.7	12.9	11.8	8.6	5.7
U.S. distribution channel	3.1	3.4	3.6	4.9	2.8
EMEA distribution channel	6.8	7.8	4.9	5.7	6.8
APAC distribution channel	9.6	11.5	7.6	8.2	10.1

Deferred revenue (current and non-current)	$18,684	$18,482	$18,116	$16,623	$13,813

Headcount	780	769	775	818	803
Non-GAAP diluted shares	30,798	31,464	31,814	31,235	30,741

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	October 3, 2021		June 27, 2021		September 27, 2020		October 3, 2021		September 27, 2020

Americas	$195,123	67%	$212,634	69%	$277,891	73%	$626,907	68%	$638,327	72%
EMEA	56,940	20%	61,772	20%	63,705	17%	179,802	20%	154,212	17%
APAC	38,087	13%	34,405	11%	36,518	10%	110,177	12%	95,590	11%
Total	$290,150	100%	$308,811	100%	$378,114	100%	$916,886	100%	$888,129	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

Connected Home	$208,539	$229,863	$316,739	$679,320	$711,419
SMB	81,611	78,948	61,375	237,566	176,710
Total net revenue	$290,150	$308,811	$378,114	$916,886	$888,129

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	October 3, 2021	June 27, 2021	September 27, 2020	October 3, 2021	September 27, 2020

Connected Home	$41,726	$35,391	$73,343	$99,355	$144,182
SMB	449	522	712	1,770	2,380
Total service provider net revenue	$42,175	$35,913	$74,055	$101,125	$146,562